UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2022 (May 24, 2022)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNLH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 8.01 Other Events.

As previously reported on a Current Report on Form 8-K filed by Soluna Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2022, the Company closed an underwritten public offering of 525,714 shares of the Company’s 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, with a $25.00 liquidation preference per share (the “Series A Preferred Stock”), on April 29, 2022 (the “Offering”) pursuant to the underwriting agreement (the “Underwriting Agreement”) entered into with Univest Securities, LLC, as representative of the several underwriters named therein (the “Representative”). Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 45-day option to purchase up to an additional 78,857 shares of Series A Preferred Stock on the same terms as the shares of Series A Preferred Stock sold in the Offering (the “Over-allotment Option”). On May 20, 2022, the Representative partially exercised the Over-allotment Option to purchase an additional 73,518 shares of Series A Preferred Stock (the “Option Shares”), and on May 24, 2022, the Company closed such over-allotment offering and issued the Option Shares to the Representative for aggregate gross proceeds of approximately $1.29 million less applicable underwriter discounts and other offering fees and expenses.

In connection with such closing and pursuant to the Underwriting Agreement, the Company issued to the Representative and its designee warrants to purchase up to 3,675 shares of common stock, par value $0.001 per share, of the Company, representing 5% of the Option Shares issued and sold, at an initial exercise price of $9.152 per share, subject to certain adjustments.

Also on May 24, 2022, the Company issued a press release announcing the issuance of the Option Shares and the closing of such over-allotment offering. A copy of such press release is filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated in this Item 8.01 by reference.

This Form 8-K and Exhibit 99.1 contain forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company's intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company's future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks that may be included in documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Soluna Holdings, Inc., dated May 24, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2022	SOLUNA HOLDINGS, INC.

	By:	/s/ Jessica L. Thomas
Name: Jessica L. Thomas Title: Chief Financial Officer